                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT
              PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

   Date of Report (Date of earliest event reported)        July 15, 1998
                                                     --------------------------

                            NATIONAL MEDIA CORPORATION
               --------------------------------------------------
               (Exact name of registrant as specified in charter)

     Delaware                        I-6715                    13-2658741
--------------------------    ------------------------     --------------------
(State or Other Juris-        (Commission File Number)       (IRS Employer
 diction of Incorporation)                                 Identification No.)


Eleven Penn Center, Ste. 1100, 1835 Market Street, Philadelphia, PA     19103
-------------------------------------------------------------------------------
(Address of principle executive offices)                             (Zip Code)


Registrant's telephone number, including area code    215-988-4600
                                                    -----------------

                                      N/A
        --------------------------------------------------------------
        (Former name or former address, if changed since last report.)

                         ----------------------------------

                       Exhibit Index appears on Page 4 hereof.
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Item 5.   Other Events.

     On July 16, 1998, National Media Corporation (the "Company") announced the execution of a letter of intent (the "Letter of Intent"), pursuant to which an investor group (the "Investor Group") is to acquire a substantial equity interest in and operational control of the Company through an investment of a minimum of $30,000,000 (the "Transaction").

     In connection with the Transaction, the Company and the Investor Group have entered into separate letter agreements with the holders of the Company's Series D Preferred Stock (the "Series D Agreement") and First Union National Bank (the "First Union Agreement"). In addition, the Investor Group also entered into a letter agreement with ValueVision International, Inc. (the "ValueVision Agreement").

     A copy of the Letter of Intent, as amended and with Annexes (including the Series D Agreement, the ValueVision Agreement and the First Union Agreement) and a copy of the press release announcing the execution of the Letter of Intent are attached hereto as Exhibit 10 and Exhibit 99 respectively, and are incorporated herein by reference.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits


     10   Letter of Intent, dated July 10, 1998 and amended July 15, 1998, with
          Annexes.

     99   Press Release, dated July 16, 1998.


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                                      SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              NATIONAL MEDIA CORPORATION
                              (Registrant)


Date: July 17, 1998           By:      /s/ John J. Sullivan
                                       ---------------------------------
                              Name:     John J. Sullivan
                              Title:    Senior Vice President and Chief
                                        Financial Officer

                                    EXHIBIT INDEX


No.
---

10   Letter of Intent, dated July 10, 1998 and amended July 15, 1998, with
     Annexes

99   Press Release, dated July 16, 1998, of National Media Corporation.


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